Exhibit 99.1

AdEx Media, Inc. Announces Record Revenue for

Second Quarter 2009 and Six Month Results

Mountain View, CA – [DATE], 2009- AdEx Media, Inc. (OTCBB:ADXM), a leading performance-driven, online marketing and distribution company, today announced results for the second fiscal quarter ended June 30, 2009.

The Company reported revenues for the second quarter of 2009 of $8,159,289, a 1,035% increase over revenues of $718,776 from the same quarter for 2008 and revenues for the six month period ending June 30, 2009 of $11,653,185 versus revenues of $1,409,329 for the same period last year.

Net loss for the quarter was $2,640,778, compared with a net loss of $661,877 in the same quarter for 2008. Net loss for the quarter included $318,054 in stock-based compensation, $989,834 in impairment charges of acquired intangible assets, $82,049 in amortization of acquired intangible assets, and $948,350 in non-cash deemed dividends related to the company’s recent financing through the sale of preferred stock and warrants.

Scott Rewick, Chief Executive Officer of AdEx commented, “We are obviously pleased with the strong revenue results we have posted in the first six months of this year and we will continue to leverage our proprietary marketing and technology platform.” Rewick further stated, “We have recently initiated expansion plans internationally and raised $2.3 million in new capital which will strengthen our merchant credit card processing capability and media buying power.”

A copy of the June 30, 2009 Balance Sheet and Statements of Operations for the quarters ended June 30, 2009 and 2008 are reproduced below. The Company’s financial statements for the period ended June 30, 2009, were filed on Form 10-Q with the Securities and Exchange Commission.

Corporate Milestones in the second quarter of 2009 included:

Corporate Milestones in the second quarter of 2009 included:

•	Posted record revenues for the quarter and six months
•
Continued enhancements of AdExThink™, a real time, proprietary data-processing and decision-making technology platform, including improved server architecture and development of self optimizing landing page creation tool

•	Expansion of internal and external offer product pipeline
•	Continued expansion and diversification of affiliate network and in-house media buying infrastructure
•	Continued development of new merchant account relationships
•	Planned expansion internationally beginning with Canada and the UK
•	Entry into additional distribution channels
•	Closing of $2.34 million private placement of preferred stock and warrants

The Company will host an investor conference call on Wednesday, August 26, 2009 at 2:00 PM Eastern Time to answer questions regarding the results for the three months ended June 30, 2009 reported in our Form 10-Q. US dialers: (877) 407-8031; International dialers (201) 689-8031.  Interested parties may also listen via the Internet at www.investorcalendar.com. The call will be available for replay for 30 days by dialing (877) 660-6853 (US dialers); (201) 612-7415(International dialers), and entering the replay pass code 286 # and conference ID#331369 and on investorcalendar.com.

About AdEx Media, Inc.

AdEx Media, Inc. is an integrated Internet marketing and lead generation publisher and developer, manufacturer, and marketer of consumer products. AdEx both markets and distributes its own products, developed pursuant to strategic partnerships with manufacturers, and offers its third-party advertising customers a multi-channel Internet advertising network and diversified solutions for direct advertisers and agencies. AdEx's marketing platform provides a range of services including (i) search marketing, (ii) display marketing, (iii) lead generation, and (iv) affiliate marketing. AdEx currently sells its own suite of consumer products which include: (i) Overnight Genius(TM) -- a comprehensive computer learning course that enables users to master MS Windows, MS Office, eBay, and other software and online products and services; (ii) Rising Star Learning(TM) -- a math and language arts educational product for children; (iii) Debt Snap(TM) -- an audio seminar designed to help consumers manage their debt and restore credit standing; (iv) Lucky At Love(TM) -- a relationship strategy product; (v) EasyWhite Labs(TM) -- a teeth whitening product; (vi) Acai Alive(TM) -- a dietary supplement; (vii) RezQ(TM) -- a dietary supplement; and (viii) Tri-Cleanse(TM) -- a dietary supplement. The Company offers advertisers a compelling value proposition by offering true pay-per-performance pricing, commonly known as cost-per-action (CPA) or pay-per-action (PPA).For more information about AdEx Media, visit http://www.AdEx.com.

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with Securities and Exchange Commission.

Investor Contact:
Boutcher&Boutcher
Aimee Boutcher
(973) 239-2878

ADEX MEDIA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
	2009	2008

ASSETS

Current assets:
Cash and cash equivalents	$2,567,287	$683,576
Restricted cash	100,000	-
Short-term investments	569,280	2,502,670
Accounts receivable, net of allowance for doubtful accounts of $90,430
and $19,737	1,179,546	521,004
Credit card processor holdbacks, net of reserves of $595,640 and $167,363	604,771	300,493
Inventory	231,892	57,087
Prepaid expenses and other current assets	340,863	97,878
Total current assets	5,593,639	4,162,708

Property and equipment, net	114,758	43,606
Intangible assets, net	232,222	1,367,330
Goodwill	8,448,789	8,448,789

Total assets	$14,389,408	$14,022,433

LIABILITITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$2,027,999	$929,807
Accrued liabilities	1,171,007	593,907
Warrant liability	186,353	-
Deferred revenue	119,641	25,709
Promissory notes	253,778	401,806
Total current liabilities	3,758,778	1,951,229

Promissory notes	-	150,000
Deferred tax liability	5,053	404,817

Total liabilities	3,763,831	2,506,046

Commitments and Contingencies (Note 15)

Stockholders' Equity:
Preferred stock; $0.0001 par value; 10,000,000 shares authorized;	195	-
1,951,337 shares issued and outstanding at June 30, 2009 for series A preferred stock and zero at December 31, 2008
Common stock, $0.0001 par value; 150,000,000 shares authorized, 31,756,245	3,166	3,120
and 31,202,347 shares issued and outstanding at June 30, 2009 and
December 31, 2008, respectively
Additional paid-in capital	17,282,774	13,808,966
Accumulated deficit	(6,660,558)	(2,295,699)
Total stockholders' equity	10,625,577	11,516,387

Total liabilities and stockholders' equity	$14,389,408	$14,022,433

The accompanying notes are integral part of these condensed consolidated financial statements.

ADEX MEDIA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For The Three Months Ended		For The Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2009	2008	2009	2008

Revenues:

Marketing platform services - external offers	$2,825,000	$718,776	$5,337,500	$1,409,329
Marketing platform services - internal offers	5,334,289	-	6,315,685	-
Total revenues	8,159,289	718,776	11,653,185	1,409,329

Cost of revenues:
Marketing platform services - external offers	2,216,407	536,244	4,320,300	1,079,904
Marketing platform services - internal offers	1,506,669	-	1,907,325	-
Amortization of acquired product licenses	23,333	-	58,333	-
Total cost of revenues	3,746,409	536,244	6,285,958	1,079,904

Gross profit	4,412,880	182,532	5,367,227	329,425

Operating expenses:
Product development	-	35,250	-	35,250
Sales and marketing	4,726,346	295,982	6,712,082	328,473
General and administrative	697,400	542,713	1,376,537	551,208
Amortization of intangible assets	39,892	-	86,941	-
Impairment charges on intangible assets	989,834	-	989,834	-

Total operating expenses	6,453,472	873,945	9,165,394	914,931

Operating loss	(2,040,592)	(691,413)	(3,798,167)	(585,506)

Other income and expense:
Interest and other (expense) income, net	(14,576)	29,536	432	32,093
Mark-to-market loss on warrant liability	(18,538)	-	(18,538)	-

Loss before (benefit) provision for income taxes	(2,073,706)	(661,877)	(3,816,273)	(553,413)

(Benefit) provision for income tax	(381,278)	-	(399,764)	800

Net loss	(1,692,428)	(661,877)	(3,416,509)	(554,213)

Deemed dividend to series A preferred stockholders	(948,350)	-	(948,350)	-

Net loss attributable to common stockholders	$(2,640,778)	$(661,877)	$(4,364,859)	$(554,213)

Loss per common share, basic and diluted	$(0.08)	$(0.04)	$(0.14)	$(0.07)

Weighted average common shares used in computing
basic and diluted loss per common share	31,640,212	15,212,600	31,534,267	7,689,967

The accompanying notes are integral part of these condensed consolidated financial statements.